Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Technical Communications Corporation and Subsidiary

Concord, MA

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-174247) on Form S-3 and the Registration Statements (Nos. 333-76102; 333-127447, 333-139737; 333-161259; 333-174250) on Forms S-8 of our report dated December 29, 2017, relating to the consolidated financial statements of Technical Communications Corporation and subsidiary, as of and for the year ending September 30, 2017.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
December 29, 2017